UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Fiduciary/Claymore MLP Opportunity Fund
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 20, 2007

NOTICE OF ADJOURNMENT OF ANNUAL MEETING OF SHAREHOLDERS
Fiduciary/Claymore MLP Opportunity Fund

Dear Valued Shareholder:

We need your help.  The 2007 annual meeting of shareholders of Fiduciary/Claymore MLP Opportunity Fund (the “Fund”) has been adjourned to October 15, 2007 for the sole purpose of voting on Proposal One, as described in the Fund’s Proxy Statement dated June 1, 2007. At the annual meeting that commenced on July 18, 2007, the polls were closed on Proposal Two (approval of new sub-advisory agreements) and Proposal Three (election of trustees). Each of these proposals was approved by the requisite vote of shareholders. The annual meeting, as adjourned, will reconvene at the office of the Fund, 2455 Corporate West Drive, Lisle 60532, on Monday, October 15, 2007, at 9:30 a.m. Central time.

We are writing to you because our records indicate that you are among the shareholders who have not yet cast their proxy vote for this Annual Meeting.  It is critical to the business of the fund that we receive sufficient shareholder participation.  Please help us. We need your proxy vote, no matter how many shares you own.  By voting your shares today you will help us avoid another adjournment of this meeting and the costs associated with doing so. Another copy of your ballot is enclosed with this letter.  While you will find three proposals on the ballot, the polls remain open only for Proposal One.

More information regarding this Annual Meeting can be found in the proxy statement, which was previously mailed to you. If you need another copy of the proxy statement, have any proxy-related questions, or to vote your proxy by phone, please call 1-800-399-1581 for assistance.   I thank you in advance for your help with this matter.

Sincerely, Nicholas Dalmaso Trustee, Chief Legal and Executive Officer Fiduciary/Claymore MLP Opportunity Fund

Please take a moment now to cast your vote using one of the options listed below:

1.

Vote by Phone. You may cast your vote by calling our toll-free proxy hotline at 1-800-399-1581. Representatives are available to record your vote Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

2.	Vote by Touch-tone Phone. You may cast your vote by telephone by calling the toll-free number found on the enclosed proxy ballot(s).

3.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy ballot(s) and following the instructions on the website.

4.

Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy ballot in the postage-prepaid return envelope provided. Please allow enough time so that your vote will be received no later than October 15, 2007.